Execution Version

Exhibit 10.2(B)

AMENDMENT NO. 1 TO THE SERVICING AGREEMENT

This is Amendment No. 1 (the “Amendment”), dated as of June 1, 2007, by and between BANK OF AMERICA, NATIONAL ASSOCIATION, as owner (the “Owner”), and WELLS FARGO BANK, N.A., as servicer (the “Servicer”) to that certain Servicing Agreement, dated and effective as of July 1, 2006 (the “Recon Servicing Agreement”), between the Owner and the Servicer.

W I T N E S S E T H
WHEREAS, the Owner owns certain fixed-rate and adjustable-rate mortgage loans (none of which are option ARM loans) purchased, from time to time, by the Owner on a servicing-released basis (the “Mortgage Loans”);

WHEREAS, the Owner has sold, from time to time, and the Servicer has purchased, from time to time, the servicing rights related to the Mortgage Loans pursuant to that certain Flow Servicing Rights Purchase and Sale Agreement, dated as of July 1, 2006 (the “Purchase Agreement”), between the Owner and the Servicer;

WHEREAS, the parties desire to set forth the terms and conditions as to the servicing of the Mortgage Loans in which Servicer owns the servicing rights, pursuant to this Recon Servicing Agreement until such time as set forth in a Recon Acknowledgement Agreement between the parties hereto; and

WHEREAS, the Servicer and the Owner have agreed, subject to the terms and conditions of this Amendment, that the Recon Servicing Agreement be amended to reflect certain agreed upon revisions to the terms of the Recon Servicing Agreement, which shall govern the servicing of the Mortgage Loans in which Servicer owns the servicing rights until such time as set forth in a Recon Acknowledgement Agreement between the parties hereto.

NOW, THEREFORE, the Servicer and the Owner hereby agree, in consideration of the mutual premises and mutual obligations set forth herein and other good and valuable consideration, as follows:

1.	Exhibit D of the Recon Servicing Agreement is in its entirety hereby deleted and replaced with Exhibit A attached hereto.

Except as expressly amended and modified by this Amendment, the Recon Servicing Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

Upon execution of this Amendment, the Recon Servicing Agreement as it relates to the Servicing Rights sold pursuant to the Purchase Agreement executed on or before the date hereof where such Servicing Rights related to Mortgage Loans own will be read to contain the above amendment, and any future reference to the Recon Servicing Agreement will mean the Recon Servicing Agreement as so modified.

This Amendment shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

This Amendment may be executed in one or more counterparts and by different parties hereto on separate counterparts, each of which, when so executed, shall constitute one and the same agreement.

This Amendment shall inure to the benefit of and be binding upon the Owner and the Servicer under the Recon Servicing Agreement, and their respective successors and permitted assigns.

Any capitalized term, not otherwise herein defined, shall have the meaning set forth in the Purchase Agreement.

[Signatures Commence on the Following Page]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

BANK OF AMERICA, NATIONAL ASSOCIATION,
as Owner

By:  /s/ Bruce W. Good

Name: Bruce W. Good

Title: Vice President

WELLS FARGO BANK, N.A.,
as Servicer

By: /s/ Laurie McGoogan

Name:  Laurie McGoogan

Title:   Vice President

[Signature Page of Amendment No. 1 to the Recon Servicing Agreement]

EXHIBIT D

SERVICING SYSTEM GUIDELINES AND REQUIREMENTS

Loading/Updating Investor Headers

1.	Bank of America will provide investor header matrix for input on MSP by Servicer. Updates/additions will occur monthly, including new investor header detail for each new deal that is settled.
2.	The Servicer will load investor headers upon receipt or before month end. The following fields will need to be updated on IN03: MS OPT, MS INV CNTRL NO, MS MO DELQ, and MS JUST FL.
3.
The Servicer will update the investor headers on the first business day of the next/following month to ensure that the correct loan accounts will appear on the corresponding 413 file that will represent the new month’s activity.

Loading Account Numbers

1.
Upon receipt of a funding schedule, Bank of America will deliver a cross reference of Servicer-to-Bank of America account numbers to the servicer. The account numbers will be delivered in the tran 55 layout for loading in the next Servicer MSP cycle.

2.
The Servicer will load account numbers on the first business day of the month to ensure that the correct Bank of America account numbers will appear on the corresponding 413 file that will represent the new month’s activity.

Automated Monetary Transaction File – 413

1.	Call Fidelity PowerCell and request installation of IP 1804
2.	On the first business day of the month, the financial transactions for the LSBO portfolio will transmit from the Servicer MSP system to the Bank of America MSP system.

Monthly Servicer File – Automated

1.
Call Fidelity PowerCell and initiate an SSR for the installation of IP 1804 and the interchange set-up required to host and transmit this file.  This enhancement will provide an automated month-end feed from the Servicer to Bank of America for the LSBO portfolio identified by the corresponding investor headers.  The feed will include all new loans purchased by Bank of America in the previous month, as well as a maintenance file for all existing loans in the LSBO portfolio

2.	Once installed, populate XX flag on the IN03 screen. This flag will assist with synchronizing the feeds received in the Monthly Servicer File and the corresponding 413 file.
3.
Bank of America will receive and process the electronic file on the first business day of the month for the previous month-end file.  Note:  This file comes from the servicer automatically with the installation of the IP.

Monthly Servicer File – Manual

For testing purposes, and in the event that the IP is not installed prior to initial conversion, a manual process is in place to provide the Monthly Servicer File data feed for remote MSP clients.

1.	The Servicer will load/update investor header information received from Bank of America.
2.
The Servicer will send an email granting permission to Fidelity to provide the manual feed of accounts in the assigned investor headers identified. The email will contain the MSP client and corresponding investor/categories to be included in the feed.

3.	Bank of America will receive and process the file on the first business day of the month for the previous month-end file.

Note:  For licensed MSP clients, the servicer will install and use the existing work-around EZTrieve process.  (This will require the installation, testing, and implementation of the EZTrieve until the IP is ready.) The servicer will be required to develop a test file and production files until the IP is available.

Reporting Requirements

Required reports for the LSBO project are as follows:

•	Scheduled Remittance Reports – Servicers send on a monthly basis. We would like this report by the 5th business day.
•
Delinquency Report – Report from the servicer to be sent by the 5th business day.  If the servicer is a Fidelity client, we would like a P4DL report.  Otherwise, a similar report will suffice.  LSBO would like this report sent via e-mail or fax.

Note:  These reports are automatically generated when the cutoff is calendared.  The reports are required for the LSBO project; reports in addition to these may be reasonably required in a format mutually agreed by the Owner and the Servicer.